UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2002 (June 13, 2002)

COLLINS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Missouri	0-12619	43-0985160
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

15 Compound Drive, Hutchinson, Kansas		67502
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (620) 663-5551

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On June 13, 2002, the Board of Directors of Collins Industries, Inc. (the "Company"), upon the recommendation of its Audit Committee, approved appointment of KPMG LLP to serve as the Company's independent auditors for the year ending October 31, 2002. .

During the years ended October 31, 2001 and 2000 and through June 13, 2002, Collins did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Collins' consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collins Industries, Inc.

Date: June 14, 2002	BY:	/s/ Larry W. Sayre
Name: Larry W. Sayre
Title: Vice President of Finance & CFO